UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 28, 2015

MACROGENICS, INC.
 (Exact Name of Registrant as Specified in Charter)

Delaware	001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9640 Medical Center Drive, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

      Item 8.01 Other Events

MacroGenics, Inc. (the "Company") and Les Laboratoires Servier and Institut de Recherches Servier (collectively, "Servier") are parties to an option for a license agreement dated November 24, 2011 (the "Agreement"). Pursuant to the Agreement, the Company provided interim data from its ongoing Phase 1 monotherapy clinical study of enoblituzumab (MGA271) to Servier in July 2015. After delivery of that data, Servier had 90 days in which to exercise an option for commercialization and development rights to enoblituzumab in Europe and other countries. On October 27, 2015, Servier notified the Company that it would not be exercising this option.  The Agreement has now expired in accordance with its terms. As a result, the Company now controls worldwide development and commercialization rights for enoblituzumab.

The collaboration with Servier related to the development of Dual-Affinity Re-Targeting (DART) molecules is unaffected by the expiration of this Agreement.

On October 28, 2015, the Company issued a press release regarding expiration of the Agreement, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1                          Press release dated October 28, 2015

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2015	MACROGENICS, INC.
	By:	/s/Atul Saran Atul Saran Senior Vice President and General Counsel

EXHIBIT INDEX
Exhibit 99.1    Press Release dated October 28, 2015